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                                                                    Exhibit 23.1





                          Independent Auditors' Consent



The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We consent to the use of our report dated February 1, 2002, except as to Note 14, which is as of February 18, 2002 related to the consolidated balance sheets of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, our report dated March 14, 2002 related to the combined historical summary of gross income and direct operating expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, our report dated April 24, 2002 related to the historical summary of gross income and direct operating expenses of Riverstone Plaza for the year ended December 31, 2001, our report dated July 17, 2002 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Centennial American Properties for the year ended December 31, 2001, our report dated August 20, 2002 related to the historical summary of gross income and direct operating expenses of Cox Creek Centre for the period from March 1, 2001 (commencement of operations) to December 31, 2001 and our report dated August 20, 2002 related to the historical summary of gross income and direct operating expenses of Sycamore Commons for the period from July 25, 2001 (commencement of operations) to December 31, 2001 incorporated herein by reference and our report dated October 19, 2002 related to the historical summary of gross income and direct operating expenses of Shops on the Circle for the year ended December 31, 2001, our report dated November 22, 2002 related to the combined historical summary of gross income and direct operating expenses of Properties Acquired from Manekin LLC for the year ended December 31, 2001, our report dated November 22, 2002 related to the historical summary of gross income and direct operating expenses of Presidential Commons for the year ended December 31, 2001, our report dated October 1, 2002 related to the historical summary of gross income and direct operating expenses of City Crossing for the period from August 1, 2001 (commencement of operations) to December 31, 2001 included herein and to the reference to our firm under the heading "Experts" in Post-Effective Amendment No. 2 to the Registration Statement on Form S-11.


                                                   KPMG LLP


Chicago, Illinois
December 6, 2002